Exhibit 99.1

Contact:    Gary Levine
Chief Financial Officer
CSPi
Tel: 978.954.5040
Fax: 978.455.3251

CSPi Announces Sale of Germany Operations to Reply a European IT Service Provider Conglomerate
06/27/2018
Company to Focus Increased Time and Resources on Higher-Margin Managed Services Opportunities
LOWELL, Mass., June 27, 2018 (GLOBE NEWSWIRE) -- CSPi (NASDAQ:CSPI), a provider of IT managed services, security solutions and packet capture products, today announced it has agreed to sell its Germany operations (CSPi GmbH, Technology Solutions) to European IT service provider and media conglomerate Reply (MTA, STAR: REY) for €10.0 million in cash, which is approximately $11.6 million at current exchange rates. Reply will acquire all of the outstanding stock of CSPi’s German subsidiary, which includes all of the assets and liabilities, including the pension obligation. The sale, which is expected to close during the fourth quarter of Fiscal Year 2018, is subject to various closing conditions, including, among others, the approval of the German Federal Cartel Office. CSPi will continue to operate its United Kingdom location to serve certain multinational clients.
“The divestiture of CSPi’s Germany operations and our increased cash position will enable us to focus time and resources on our higher-margin and greater-potential growth opportunities,” said Chief Executive Officer Victor Dellovo. “We are encouraged by the traction of our managed services business in the U.S. and will continue to invest and focus on our new ARIA™ Software Defined Security cybersecurity products and to capitalize on the proliferation of our wireless service business. This transaction is another positive step toward our future growth. We thank our employees in Germany for their contributions to CSPi.”
About CSPi
CSPi (NASDAQ:CSPI) maintains two distinct and dynamic divisions – the High Performance Products, including the Cybersecurity Center of Excellence, and Technology Solutions – with a shared vision for technology excellence. CSPi’s cybersecurity solutions protect an organization’s critical assets to minimize, or remove, the impact of the inevitable data breach. Our ARIA™ Software Defined Security (SDS) platform solves the complexities associated with securing devops environments, while our Myricom® nVoy Series appliances provide automated breach identification and notification, enabled by the 10G dropless packet capture inherent in our Myricom® ARC network adapters. CSPi’s Technology Solutions division helps clients achieve their business goals and accelerate time to market through innovative IT solutions and security services by partnering with best in class technology providers. For organizations that want the benefits of an IT department without the cost, we offer a robust catalog of Managed IT Services providing 24x365 proactive support. Our team of engineers have expertise across major industries supporting five key technology areas: Advanced Security; Communication and Collaboration; Data Center; Networking and Wireless & Mobility. For more information, please visit www.cspi.com.
Myricom and ARIA are trademarks of CSPi Inc. All other brand names, product names or trademarks belong to their respective owners.
The Company wishes to take advantage of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995 with respect to statements that may be deemed to be forward-looking under the Act. Such forward-looking statements may include, but are not limited to, the expected closing and timing of the transaction. The Company cautions that numerous factors could cause actual results to differ materially from forward-looking statements made by the Company. Such risks that could affect, prevent, or delay the closing and timing of the transaction and such other risk factors affecting the Company include the ability to satisfy the closing conditions, receipt of regulatory approval, general economic conditions, market factors, competitive factors, and pricing pressures, and others described in the Company's filings with the SEC. Please refer to the section on forward-looking statements included in the Company's filings with the Securities and Exchange Commission.